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                                              EXHIBIT 10.1

                 GREAT WESTERN FINANCIAL CORPORATION
                             AMENDMENT
                               TO
                 NONQUALIFIED STOCK OPTION AGREEMENT
                        WITH JAMES F. MONTGOMERY
                         DATED FEBRUARY 26, 1991


      This Amendment between Great Western Financial Corporation, a Delaware corporation (the "Corporation") and James F. Montgomery (the "Employee") effectuates the changes to the subject option agreement (the "Option Agreement") contemplated by the Amendment to Employment Agreement between the Corporation and the Employee dated as of April 25, 1995 (the "Amendment"), as approved by the Compensation Committee of the Board of Directors of the Corporation. Capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Option Agreement or the Plan, as the case may be.

This Amendment shall be effective as of 4:59 p.m. Pacific Standard Time on December 28, 1995, but only if the Employment Agreement (as defined in the Amendment) has not been terminated in accordance with its terms by action of the Corporation before that time.

      FOR VALID CONSIDERATION, the receipt of which is hereby acknowledged, the parties amend the Option Agreement as follows:

      1. EFFECT OF TERMINATION. Section 6 of the Option Agreement is amended to change the caption thereof and to add a sentence at the end thereof, as follows:

     "6.  EFFECT OF TERMINATION OF SERVICES OR DEATH.    * * * * *
Notwithstanding the foregoing, the Option and all other rights hereunder, with respect to 23,500 shares, shall be extended and shall not terminate nor become null and void until two (2) years after the later of a termination of Employee's services as a member of the Board of Directors of the Corporation or the termination of his services as a Consultant under his Consulting Agreement dated as of April 25, 1995, except that in no event may the Option be exercised by anyone under this Section or otherwise after the Expiration Date."

     2. EXERCISABILITY OF OPTION. Section 3 of the Option Agreement is amended to add a new sentence after the second sentence to read in its entirety as follows:

     "Notwithstanding the preceding vesting schedule, this Option shall become fully exercisable as of 4:59 P.M. Pacific Standard Time on December 28, 1995.

      3.  MISCELLANY.  Section 12 (subsidiaries) of the Option Agreement is deleted.
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               GREAT WESTERN FINANCIAL CORPORATION
               (a Delaware Corporation)


               By J. Lance Erikson
                 ---------------------------------
               Its Executive Vice President


               EMPLOYEE


               James F. Montgomery
               -------------------


APPROVED:


By: /s/Charles D. Miller
    ----------------------------
    Charles D. Miller
    Chairman, Compensation Committee
    of the Board of Directors